UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 08/07/2007

JMP Group Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33448

Delaware	20-1450327
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

600 Montgomery Street, Suite 1100

San Francisco, CA 94111

(Address of principal executive offices, including zip code)

415-835-8900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.02.	Results of Operations and Financial Condition

On August 9th, 2007, JMP Group Inc. (the “Company”) issued a press release announcing financial results for its second quarter ended June 30, 2007. A copy of the Company’s press release containing this information is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Director. On August 7, 2007, Glenn H. Tongue was elected to the Board of Directors of JMP Group Inc. The Board of Directors determined that Mr. Tongue is independent in accordance with the director independence standards established under the Company’s Corporate Governance Policies and applicable rules and regulations, including the rules of the New York Stock Exchange. Mr. Tongue will also serve as a member of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. Mr. Tongue’s initial term as a director will end in 2008. Mr. Tongue’s election increases the Company’s total number of board members to seven and brings the number of independent directors to three.

Mr. Tongue has been granted 18,000 restricted stock units under the JMP Group Inc. 2007 Equity Incentive Plan. The restricted stock units will vest as follows: one-third (1/3) of the restricted stock units on August 7, 2007, one-third (1/3) of the restricted stock units on August 7, 2008 and one-third (1/3) of the restricted stock units on August 7, 2009.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K;

99.1	Press release of the Company dated August 9, 2007.

99.2	Press release of the Company dated August 8, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMP Group Inc.

Date: August 10, 2007	By:	/s/ Thomas Kilian
Thomas Kilian
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release of the Company dated August 9, 2007.

EX-99.2	Press release of the Company dated August 8, 2007.